                                                                      EXHIBIT 21


                              ATL PRODUCTS, INC.

                             LIST OF SUBSIDIARIES


ATL PRODUCTS LIMITED

ATL PRODUCTS JAPAN BRANCH

ATL PRODUCTS AUSTRALIA PTY LIMITED

ATL PRODUCTS INTERNATIONAL, A DELAWARE CORPORATION